IndyMac Bancorp, Inc. First Quarter Earnings Review and Annual Shareholders' Meeting April 27, 2005

Forward-Looking Statements Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target,"and similar expressions identify forward- looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, such as the effect of economic and market conditions, including industry volumes; the level and volatility of interest rates; the Company's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans and ability to gain market share in a significant market transition; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that in management's view merit increased focus given current conditions.

Overview IndyMac Hybrid Thrift/Mortgage Bank Overview First Quarter 2005 Results Long-Term Strategy and Outlook Historical Results and Returns

IndyMac Hybrid Thrift/Mortgage Bank Overview

Mortgage Banking 69%(1) Mortgage Professionals 60% Wholesale Conduit Correspondent Consumer Direct and Indirect 0% Financial Freedom (Reverse Mortgage) 4% MSRs and Other Retained Assets 5% Prime SFR Mortgage Loans 9% Mortgage- Backed Securities 5% Home Equity Lending 5% Consumer Construction & Lot Loans 8% Subdivision Construction Financing 4% Warehouse Lending 0% Production Divisions Thrift 31%(1) IndyMac Bank...Growth-Oriented, Hybrid Thrift/Mortgage Banker 10th largest S&L in the U.S. (based on assets) 12th largest SFR mortgage lender(2), and 18th largest mortgage servicer(2) Member of the S&P 400 mid cap and Russell 1000 index (1) All % are of net earnings before overhead and eliminations (2) Source: Fourth Quarter 2004 NMN survey

Enhanced Segment Structure Simplifies the Hybrid Thrift/ Mortgage Bank Business Model and Provides Brighter Lines For Management Accountability Earnings in the above table are presented on a pro forma basis and exclude charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the Company's 2004 Form 10-K

The Product P&Ls Provide Enhanced Visibility To The Drivers Of Our Profits (1) Calculated as % of net earnings before fixed costs such as unallocated operating expenses and corporate financing Breakdown of Standard Consumer Home Loans Held for Sale

First Quarter 2005 Results

Q1 05 Set New Records for Revenues, Earnings, ROE, Assets and Production, as Well as a Historically High Pipeline as of March 31, 2005 Source: MBA Mortgage Finance Forecast dated April 14, 2005 Based on MBA April Mortgage Finance Forecast, see Form 10-Q for further description of market share Earnings in the above table for Q4 04 are presented on a pro forma basis and exclude charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the Company's 2004 Form 10-K

The Overall Q1 05 NIM Stabilized and Slightly Improved As a Result of An Expanding Thrift Margin The schedule above reflects the enhanced segment format and prior periods have been reclassified in accordance with the new structure. Improvement in the Thrift NIM is the result of slower prepayments in the mortgage- backed securities and SFR mortgage portfolios, and the benefit of deposit rates lagging the yields on Builder and HELOC portfolios which are indexed to Prime. Flattening of the yield curve has resulted in compression of the Mortgage Banking NIM.

Overall Mortgage Banking Revenue Margins Have Stabilized with Gain on Sale Margin Improvement Mitigating the Decline in Net Interest Income Gain on sale of loans for Q4 04 is presented on pro forma basis which excludes adjustments related to the adoption of SAB No. 105 during the period and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation between GAAP and pro forma amounts is provided in the Company's 2004 Form 10-K. Includes NII on Construction-to-Permanent loans totaling $7M, $10M, and $11M in Q1 05, Q4 04, and Q1 04, respectively Overall increase relative to Q4 is primarily the result of strong investor demand for IndyMac's ARM products. Q4 overall margin was comparable to Q3 margin of 1.83%. Year over year, the decline is the result of the transition from the high refinance levels to more normal levels of industry volume.

Our Diverse Product Mix and Ability to Execute Shows Differentiation Between Ourselves and Peers, Demonstrated In Our Market Share Gains...CAGR of 41% Over Last Five Years (3) (1) CAGRs on Mortgage Production Volume Since Q1 99: IndyMac 41% Mortgage Industry(1) 8% Top Five Mortgage Lenders(2) 12% Based on MBA April Forecast Data obtained from National Mortgage News, adjusted for consolidations and company press releases 1999 marked the beginning of IndyMac's transition to a depository institution and transition of business to e-MITS

Growth in Overall Company ROE Supported by Strong Returns in Both Mortgage Banking and Thrift Segments Includes corporate overhead, unallocated financing costs and eliminations. See further information as to the source of these unallocated costs in the Company's March 31, 2005 Form 10-Q Earnings for Q4 04 in the above table are presented on a pro forma basis and exclude charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the Company's 2004 Form 10-K

Prior guidance provided for 2005 was for $3.93 including an adjustment for expensing stock options, and $4.05 excluding the adjustment for expensing stock options. The FASB postponed required implementation of SFAS 123R for calendar year-end companies until 2006, so IndyMac will implement it effective January 1, 2006 as required. As such, the current guidance of $4.35 does not include any adjustment related to expensing stock options. Based on Our Strong Performance and Record Pipeline Our Outlook for 2005 Is More Favorable...Now See EPS Growth of 28% Over 2004 This EPS forecast is considered our best estimation in light of current market expectations for interest rates and industry volumes in 2005. However, the economy, interest rates and our industry remain volatile and as a result, our actual results could vary significantly from this forecast. While improved this quarter, we continue to forecast that the net interest margin will decline due to the flatter yield curve forecast While gain on sale margins improved during the quarter, we continue to forecast that margins will decline due to anticipated competitive pressure Servicing expected to improve based on assumption that prepayment speeds slow as interest rates increase

Long-Term Strategy and Outlook

Strong Execution in 2004 Keeps Us On Track With Our 5-Year Strategic Plan Focus Initiatives Laid Out in 5-Year Strategic Plan Results Delivered in 2004 Mortgage Banking Market Share Gains Moved to #12 Largest USA Mortgage Lender in Q4 04 from #19 in Q4 03 Thrift Portfolio Growth Average Earning Asset Growth of 45% year over year to $15.5 Billion Asset Liability Management/Structured Financing Completed three separate balance sheet securitizations totaling $1.5 Billion, reducing capital required by $60 Million enhancing Company returns, particularly HELOC which improved from approximately 15% to 21% Leverage Corporate Infrastructure to Enhance Efficiency and Returns Off-shore workforce grew from 40 to 340 with a run rate as of Dec. 31, 2004 of $13 Million in pre-tax savings

Significant Progress On 8 In '08 Goal Acquired by Citi in 2004 Top 8 Source: National Mortgage News CitiMortgage, Inc Cendant Mortgage SunTrust Mortgage, Inc. American Home Mtg. Investment

Updated and Extended 5-Year Strategic Plan Projects Annualized EPS Growth of 24% to a 2009 Target of $10 Per Share...Growth Objective Is In Line With Our Historical 12 Year Growth of 27% CAGRs for 2005 compared to 2004 show that 2005 forecast is already ahead of long-term growth goals (1) By Q4 04, IndyMac was ranked 12th (1)

Management Has a Strong Track Record of Growth and Returns Over Fluctuating Interest Rate Cycles (1) 1999 marked the beginning of IndyMac's transition to a depository institution and taxable entity (earnings and EPS in 1999 are presented pro forma fully- taxed). 12/31/92 marked inception of IndyMac's transition from a passive REIT to an operating mortgage banker with current senior management. (1) (1)

In Spite of the Strong Track Record, What Could Go Wrong With the 2005 to 2009 Plan? Interest rates increase and mortgage industry volumes/margins contract more than planned New participants increase competition in mortgages, in particular Alt-A and HELOCs (Wall Street firms, GE, MBNA, Capital One, etc.) The housing bubble bursts and credit losses substantially increase Our pipeline and servicing hedge programs and our overall ALM strategies might not be effective Class action litigation in our industry is "out of control" and as we grow we become a bigger target IndyMac management does not execute as planned "A lot," Michael W. Perry, Chairman and CEO:

Faster Growth New Business Model Quantifying Execution Risk - 2005 to 2009 Plan 4.8% 22.7% 66.4% 6.1% 2009 Net Income EPS: $6.69 EPS: $8.97 EPS: $9.59 EPS: $10.07 100% = $821.2MM Least Risk Established business with comparable growth (e.g. Alt-A Wholesale) Established business with high growth (e.g. Correspondent lending) Newer business with comparable growth (e.g. HELOC and Reverses) More Risk Newer business with high growth (e.g. Warehouse Lending) Execution Risk Assessment 2009 EPS Forecast

Historical Results and Shareholder Returns

Since Becoming a Thrift IndyMac Has Demonstrated Consistently Improving Returns on Shareholders' Equity 2000 2001 2002 2003 2004 Q1 05 East 0.145 0.153 0.166 0.183 0.183 0.212 (1) Presented on a pro forma basis and excludes charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the Company's 2004 Form 10-K

Washington Mutual Downey Financial Corp. Wells Fargo Golden West Financial Corp. Flagstar Bancorp. Inc IndyMac Countrywide East 42 19 30 32 19 42 37 Washington Mutual Downey Financial Corp. Wells Fargo Golden West Financial Corp. Flagstar Bancorp. Inc IndyMac Countrywide East 8 12 12 24 30 32 34 Earnings per Share Growth 1999 -2004 CAGR Originations Growth 1999 - 2004 CAGR Average 21.7% Average 31.6% Source: First Call IndyMac Growth is at the Top of the Range of Key Peers

Wells Fargo IndyMac Washington Mutual Downey Financial Corp. Golden West Financial Countrywide Flagstar 5-YEAR 8.9 19.8 10 16.4 19.4 47.9 10.3 1-YEAR 11.7 23.4 23.8 24.1 30.2 43.8 46.2 Source: Bloomberg; 1-year data is 2004, 5-year data from 1999-2004 IndyMac's One Year Return is About Average...Five Year Return Lags Key Competitors Total 1-Year and 5-Year Compound Annual Returns to Shareholders 5-year CAGR Total Shareholder Return 1-year Total Shareholder Return Average 29.0%

Prime Mortgage Banks Assuming the Average Thrift P/E of 14.6, IndyMac's 5 year Total Return Would Have Increased From 23% to 32% Golden West Downey Countrywide IndyMac Flagstar P/E 12/04 Wells Fargo Washington Mutual 14.0-14.9 9.9-10.2 Thrifts/ Banks 1999 2004

Over the Long Haul, The Current Management Team's Total Return to Shareholders Has Outperformed Indices and Peers 1 Using closing stock price as of March 31, 2005 2 Washington Mutual, Fannie Mae, Freddie Mac, Countrywide Financial Corporation, GoldenWest Bancorp 1158% IndyMac 580% Peers 386% S&P 400 312% Dow 241% S&P 500

Appendix

Q1 05 Results Exceeded Forecast Primarily Due to Our Record Production and Strong Investor Demand for Our Loan Products

Record Growth in Production is Driven in Large Part by Our Product Mix and Relationships with Mortgage Professionals (e.g. Mortgage Brokers & Bankers) Who Have Proven to be the Best Marketers Based on MBA April Mortgage Finance Forecast, see Form 10-Q for further description of market share

Prime Quality Balance Sheet... 88% of Assets Consist of Low or No Credit Risk Held for sale and held for investment loans Calculated as a % of the book value of the related loan portfolio. The held for sale loans include the impact of the loans acquired through clean-up calls. The Company has recorded a market valuation reserve totaling $10.8 million to cover any losses inherent in this loan portfolio

Revised Quarterly Segment Detail for 2004 Provided In Enhanced Format For Prior Period Comparisons Presented on a pro forma basis and excludes charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the Company's 2004 Form 10-K

Revised Quarterly Segment Detail for Q1 2004

Revised Quarterly Segment Detail for Q2 2004 Presented on a pro forma basis and excludes charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the Company's 2004 Form 10-K

Revised Quarterly Segment Detail for Q3 2004 Presented on a pro forma basis and excludes charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the Company's 2004 Form 10-K

Revised Quarterly Segment Detail for Q4 2004 Presented on a pro forma basis and excludes charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the Company's 2004 Form 10-K

For further information on our enhanced segment reporting, please refer to the Company's March 31, 2005 Form 10-Q or call Pam Marsh, Director of Investor Relations, at 626-535-8465. If there is sufficient interest, we will schedule a follow up call to discuss the segments in more depth.

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